UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2011

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2011, Big 5 Sporting Goods Corporation (the “Company”) announced that Thomas J. Schlauch, the Company’s current Senior Vice President, Buying, intended to resign his position effective August 1, 2011 with the Company and its subsidiary, Big 5 Corp. (“Big 5”).

On July 7, 2011, Big 5 and Mr. Schlauch entered into an Independent Contractor Services Agreement and a General Release of Claims (together, the “Agreements”). Under the Agreements, Mr. Schlauch will cease to be employed by the Company and Big 5 as of August 1, 2011 (the “Effective Date”). Thereafter, Mr. Schlauch will provide certain consulting services to Big 5 for a period of two years (the “Consulting Period”). Mr. Schlauch has also released any known and unknown claims against Big 5 and various related parties, including the Company.

Big 5 will continue to pay Mr. Schlauch’s base salary until the Effective Date, following which he will receive a consulting fee of $12,000 per month until the end of the Consulting Period. Big 5 has agreed, subject to certain conditions, to pay Mr. Schlauch a pro-rated bonus for the 2011 fiscal year in respect of his service through July 31, 2011, equal to $87,500, adjusted up or down by the same percentage by which Big 5’s earnings before interest, taxes, depreciation and amortization increases or decreases in fiscal 2011 in comparison to fiscal 2010. Big 5 has also agreed to reimburse Mr. Schlauch for the actual premium cost of continuation coverage for Mr. Schlauch and his spouse under Big 5’s group health plans in which they are enrolled immediately prior to the Effective Date, for a period of three years following the Effective Date, and to pay Mr. Schlauch a lump sum payment of $30,000 (subject to reduction in certain circumstances) following the third anniversary of the Effective Date, which amount is intended as reimbursement of the estimated premium cost of health insurance for Mr. Schlauch and his spouse for two years.

The Agreements are filed with this report as Exhibits 10.1 and 10.2.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Independent Contractor Services Agreement, dated July 7, 2011, by and between Thomas J. Schlauch and Big 5 Corp.

10.2	General Release of Claims, dated July 7, 2011, by and between Thomas J. Schlauch and Big 5 Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)

Date: July 13, 2011

/s/ Steven G. Miller
Steven G. Miller
President and Chief Executive Officer